Exhibit 10.2

Award Date:

Dear _________________,

We value your services for our Company and are pleased to inform you that USIO, Inc., (the “Company”) has granted you registered shares with time-vesting restrictions (the “Shares”) pursuant to the Company’s Equity Incentive Plan (the “Plan”), subject to the terms and conditions of the attached Agreement and the Plan.

Number of Restricted Stock Award granted:	Restricted Stock Award Vesting Date:

By accepting your Award, you acknowledge receipt of a copy of this Award Letter and attached Agreement and agree that the Shares are subject to all of the terms and conditions set forth in the Agreement and the Plan, which is incorporated herein by reference. The Award and the Plan are subject to adjustments, changes, and amendments as provided in the Agreement and the Plan. It is important you read this Award Letter together with Agreement and the Plan carefully as your Award is subject to their terms and conditions.

We look forward to working with you to shape the future of USIO, Inc.

USIO, INC.

RESTRICTED STOCK AWARD AGREEMENT

This Restricted Stock Award Agreement (the “Agreement”), made as of the ___day of ___ (the “Grant Date”) by and between Usio, Inc., a Nevada corporation (the “Company”), and ___________ (“Employee”), evidences the grant by the Company of an Award of Restricted Stock (the “Award”) to the Employee on such date and the Employee’s acceptance of the Award in accordance with the provisions of the Usio, Inc. Comprehensive 2025 Equity Incentive Plan, as amended or restated from time to time (the “Plan”). The Company and the Employee hereby agree as follows:

1.	Basis for Award. This Award is made under the Plan pursuant to Section 7 thereof.

2.	Stock Awarded.

(a)    The Company hereby awards to the Employee, in the aggregate, ___________ shares of Common Stock (“Restricted Stock”), which shall be subject to the restrictions and conditions set forth in the Plan and in this Agreement.

(b)    Each certificate issued in respect of the Restricted Stock shall be registered in the Employee’s name and contains the following legend:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENEDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OFTHESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.”

(c)    No shares of Restricted Stock shall be transferred on the books of the Company nor shall any attempted sale, transfer, assignment, pledge or other disposition of any shares of Restricted Stock be effective unless and until the terms and provisions of this Agreement are first complied with. Any attempted sale, transfer, assignment, pledge or other disposition of any shares of Restricted Stock that does not comply with the provisions of this Agreement shall be invalid and of no effect.

(d)    Except as provided in the Plan or this Agreement, the restrictions on the Restricted Stock covered by this Agreement are that the stock will be forfeited by the Employee and all of the Employee’s rights to such stock shall immediately terminate without any payment or consideration by the Company, in the event of any sale, assignment, transfer, hypothecation, pledge or other alienation of such Restricted Stock made or attempted, whether voluntary or involuntary, and if involuntary whether by process of law in any civil or criminal suit, action or proceeding, whether in the nature of an insolvency or bankruptcy proceeding or otherwise, except that the Restricted Stock may be transferred by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Employee, only by the Employee, unless the Committee permits further transferability, on a general or specific basis, in which case the Committee may impose conditions and limitations on any permitted transferability.

(e)    Subject to the terms of this Agreement and the Plan, upon termination of the Employee’s employment with the Company for any reason, all Restricted Stock may vest or be forfeited in accordance with the terms and conditions established by the Committee or as specified in this Agreement. For purposes of clarity, in the event of a Change of Control, Section 4 of this Agreement and the terms of the Plan shall control. Each Restricted Stock Award may, in the sole and absolute discretion of the Committee, have different forfeiture and vesting provisions.

3.    Period of Restriction; Vesting.  The shares of Restricted Stock shall vest in ___ (__) equal installments of __% of the number of shares set forth in Section 2 beginning on the first annual anniversary of the Grant Date and on each annual anniversary thereafter until fully vested   Except as set forth in Section 3, if the Employee ceases to be an employee of the Company for any reason, at any time prior to each vesting date, vesting of Restricted Stock shall cease and any unvested Restricted Stock shall automatically be forfeited upon cessation of Employee’s employment with the Company.

4.    Prerequisites to Benefits. Neither the Employee, nor any person claiming through the Employee, shall have any right or interest in the Restricted Stock awarded hereunder, unless and until all terms, conditions and provisions of this Agreement and the Plan which affect the Employee or such other person shall have been complied with as specified herein or in the Plan.

5.    Compliance with Laws and Regulations. The issuance and transfer of Restricted Stock shall be subject to compliance by the Company and the Employee with all applicable requirements of securities laws and with all applicable requirements of any stock exchange on which the Restricted Stock may be listed at the time of such issuance or transfer, and further subject to the approval of counsel for the Company with respect to such compliance. The Employee understands that the Company is under no obligation to register or qualify the Restricted Stock with the Securities and Exchange Commission (“SEC”), any state securities commission or any stock exchange to effect such compliance.

6.    Tax Withholding.

(a)    The Employee shall pay to the Company promptly upon request, and in any event at the time the Employee recognizes taxable income in respect of the Restricted Stock (whether in connection with the grant or vesting of the Restricted Stock, the making of an election under Section 83(b) of the Code in connection with the grant of the Restricted Stock as described in Section 2(a) or otherwise), an amount equal to the taxes the Company determines it is required to withhold under applicable tax laws with respect to the Restricted Stock. Such payment may be made by any of, or a combination of, the following methods: (i) cash or check; (ii) out of the Employee’s current compensation; (iii) if permitted by the Committee in its discretion, surrender of other shares of Common Stock of the Company which (a) in the case of shares initially acquired from the Company (upon exercise of a stock option or otherwise), have been owned by the Employee for such period (if any) as may be required to avoid a charge to the Company’s earnings, and (b) have a Fair Market Value on the date of surrender equal to the amount required to be withheld; or (iv) if permitted by the Committee in its discretion, by electing to have the Company withhold or otherwise reacquire from the Employee Shares of Restricted Stock that vest pursuant to the terms hereof having a Fair Market Value equal to the minimum statutory amount required to be withheld in connection with the vesting of such Shares. For these purposes, the Fair Market Value of the Shares to be withheld or repurchased, as applicable, shall be determined on the date that the amount of tax to be withheld is to be determined (the “Tax Date”).

(b)    All elections by the Employee to have shares of Restricted Stock withheld or repurchased to satisfy tax withholding obligations shall be made in writing in a form acceptable to the Committee and shall be subject to the following restrictions:

i.	the election must be made on or prior to the applicable Tax Date;

ii.	once made, the election shall be irrevocable as to the particular Shares as to which the election is made;

iii.	all elections shall be subject to the consent or disapproval of the Committee; and

iv.

if the Employee is subject to Section 16 of the Exchange Act, the election must comply with the applicable provisions of Rule 16b-3 promulgated under the Exchange Act and shall be subject to such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

(c)    The Employee hereby acknowledges that he or she may file an election pursuant to Section 83(b) of the Code to be taxed currently on the fair market value of the shares of Restricted Stock (less any purchase price paid for the shares), provided that such election must be filed with the Internal Revenue Service no later than thirty (30) days after the Grant Date of such Restricted Stock. If the Grantee elects to make a Section 83(b) election, the Grantee shall provide the Company with a copy of an executed version and satisfactory evidence of the filing of the executed Section 83(b) election with the Internal Revenue Service. The Employee will seek the advice of his or her own tax advisors as to the advisability of making such a Section 83(b) election, the potential consequences of making such an election, the requirements for making such an election, and the other tax consequences of the Restricted Stock award under federal, state, and any other laws that may be applicable. The Company and its affiliates and agents have not and are not providing any tax advice to the Employee. The Grantee agrees to assume full responsibility for ensuring that the Section 83(b) election is actually and timely filed with the Internal Revenue Service and for all tax consequences resulting from the Section 83(b) election.

7.    No Right to Continued Service. Nothing in this Agreement shall be deemed by implication or otherwise to confer upon the Employee the right to continue in the service of the Company or impose any limitation on any right of the Company or any of its affiliates to terminate the Employee’s service at any time for any reason.

8.    Representations and Warranties of Employee. The Employee represents and warrants to the Company that:

(a)    The Employee has received a copy of the Plan and has read and understands the terms of the Plan and this Agreement and agrees to be bound by their terms and conditions. The Employee acknowledges that there may be adverse tax consequences upon the vesting of Restricted Stock or disposition of the Restricted Stock once vested, and that the Employee should consult a tax adviser prior to such time.

(b)    The Employee agrees to sign such additional documentation as may reasonably be required from time to time by the Company.

(c)    The Employee represents and agrees that the Restricted Stock is being acquired without a view to distribution thereof.

9.    Adjustments to Shares. Pursuant to Section 13 of the Plan, the Committee may make appropriate adjustments to the number and class of shares relating to Restricted Stock as it deems appropriate, in its sole discretion, to preserve the value of this Award. The Committee’s adjustment shall be made in accordance with the provisions of Section 13 of the Plan and shall be effective and final, binding and conclusive for all purposes of the Plan and this Agreement.

10.    No Impact on Other Benefits. The value of the Grantee's Restricted Stock is not part of his or her normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit.

11.    Governing Law; Modification. This Agreement shall be governed by the laws of the State of Texas without regard to the conflict of law principles. The Agreement may not be modified except in writing signed by both parties.

12.    Restricted Stock Subject to Plan. This Agreement is subject to the Plan as approved by the Company's shareholders. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any nondiscretionary terms and provisions of the Plan and the terms and provisions contained herein, the applicable terms and provisions of the Plan will govern and prevail. In the event of a conflict between the discretionary terms and provisions of the Plan and the terms and provisions contained herein, the applicable terms and provisions of this Agreement will govern and prevail.

13.    Defined Terms. Except as otherwise provided herein, or unless the context clearly indicates otherwise, capitalized terms used but not defined herein have the definitions as provided in the Plan.

14.    Miscellaneous. The masculine pronoun shall be deemed to include the feminine, and the singular number shall be deemed to include the plural unless a different meaning is plainly required by the context.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date first above written.

USIO, INC.

By:

Name:

Title:

EMPLOYEE

Printed Name: